[BUNGE LOGO] [GRAPHIC OMITTED]

                                                  Contact:  Mark Haden
                                                            Bunge Limited
                                                            1-914-684-3398
                                                            mark.haden@bunge.com

     Bunge Limited Announces Exercise of Over-Allotment Option on Cumulative
                    Convertible Perpetual Preference Shares

WHITE PLAINS, NY - November 30, 2006 - Bunge Limited (NYSE: BG) announced today that the underwriter of its previously announced offering of $600 million of 4.875% cumulative convertible perpetual preference shares ($100 liquidation preference per share) has exercised in full its over-allotment option to purchase 900,000 additional preference shares. The issuance of the additional preference shares closed today.

As a result of the exercise of the over-allotment option, Bunge has issued an aggregate of 6,900,000 preference shares in the offering. Bunge received additional net proceeds, after deducting underwriting discounts and commissions, of approximately $88.5 million, which resulted in aggregate net proceeds from the offering of approximately $677.5 million. Bunge intends to use the additional net proceeds from the offering to repay indebtedness.

Credit Suisse Securities (USA) LLC served as the sole manager for the offering.

This offering of preference shares may be made only by means of a prospectus supplement and an accompanying prospectus. Copies of the prospectus supplement and the accompanying prospectus relating to this offering can be obtained from Credit Suisse Securities (USA) LLC at Prospectus Department, One Madison Avenue, New York, NY 10010 (toll free: 800-221-1037 or 212-538-5441 or fax:
212-325-8057).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these cumulative convertible perpetual preference shares in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.


About Bunge

Bunge Limited is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain. Founded in 1818 and headquartered in White Plains, New York, Bunge has over 22,000 employees and locations in 32 countries. Bunge is the world's leading oilseed processor, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.

[BUNGE LOGO] [GRAPHIC OMITTED]

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities including the anticipated use of proceeds of the offering. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties include market conditions and other factors beyond our control and the risk factors and other cautionary statements described in our filings with the SEC, including the Risk Factors section in
Item 1A. of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.
                                      # # #